     PRICING SUPPLEMENT NO. 49                               Rule 424(b)(3)
     DATED: April 21, 1997                               File No. 333-17985
     (To Prospectus dated January 22, 1997
     and Prospectus Supplement dated January 22, 1997)


                                 $5,434,620,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

      Principal Amount:            Floating Rate Notes  Book Entry Notes
      $60,250,000                  [x]                  [x]

      Original Issue Date:         Fixed Rate Notes     Certificated Notes
      April 24, 1997               [_]                  [_]


      Maturity Date:
      April 24, 1998

      Option to Extend Maturity:   No  [x]

                                   Yes [_]   Final Maturity Date:

                                           Optional           Optional
                         Redemption        Repayment          Repayment
      Redeemable On      Price(s)          Date(s)            Price(s)
      -------------      --------          -------            --------

      N/A                N/A               N/A                N/A

     Applicable Only to Fixed Rate Notes:
     -----------------------------------

     Interest Rate:

     Applicable Only to Floating Rate Notes:
     --------------------------------------

      Interest Rate Basis:                  Maximum Interest Rate: N/A

      [_]  Commercial Paper Rate            Minimum Interest Rate: N/A

      [_]  Federal Funds Rate               Interest Reset Date(s): *

      [_]  Treasury Rate                    Interest Reset Period: Monthly

      [_]  LIBOR Reuters                    Interest Payment Date(s): **

      [x]  LIBOR Telerate

      [_]  Prime Rate                       Interest Payment Period: Monthly

      [_]  CMT Rate

      Initial Interest Rate: ***

      Index Maturity:  One Month

      Spread (plus or minus): -0.02%

     -------------------------


     *    5/27/97, 6/24/97, 7/24/97, 8/25/97, 9/24/97, 10/24/97, 11/24/97,
          12/24/97, 1/26/98, 2/24/98 and 3/24/98.

     **   5/27/97, 6/24/97, 7/24/97, 8/25/97, 9/24/97, 10/24/97, 11/24/97,
          12/24/97, 1/26/98, 2/24/98, 3/24/98 and 4/24/98.

     ***  One month LIBOR as of April 22, 1997, minus 2 basis points.


     The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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